                                                                    Exhibit 21.1


                                 Subsidiary List


Interlogix Holdings, Inc.
Interactive Technologies, Inc.
CADDX Controls, Inc.
Impac Technologies, Inc.
CCTV Corp.
ITI Finance Corporation
ITI Direct, Inc.
Interlogix International, Inc.
Interlogix Asia Ltd.
Sentrol France, S.A.
Interlogix B.V.
Casi-Rusco Europe EURL
Supra Key Control, Ltd.
Fiber Options (Europe) Ltd.
Sentrol Lifesafety China, Ltd.
Shanghai ESL Electronics Co. Ltd.
Interlogix Europe & Africa, N.V./S.A.
Interlogix France S.A.R.L.
Interlogix GmbH
Interlogix Italia S.r.l.
Interlogix Polska Sp.z.o.o.
Interlogix S.A.
Interlogix, Inc.
Interlogix Sverige A.B.
Interlogix Norway A/S
Interlogix Denmark A/S
Aritech (Pty) Ltd.
Sentrol B.V.
Interlogix Magyarorszag Kereskedelmi Kft
Interlogix Portugal Seguranca Electronica Lda
GBC Europe Ltd.
Alarlinha Equipmentos Electronicos, Lda
Aritech Baltic UAB
Aritech Czech Republic S.r.o.
Aritech Slovakia S.r.o.
Interlogix Eastern Europe Sp.z.o.o.
Interlogix Ireland Ltd.
Interlogix UK Ltd.
SLC Technologies Pty, Ltd.
Shanghai Supra-Minfeng Access Control Technology LLC
ITEC Security, Ltd.
ITEC Security Products, Ltd.